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                                                                    Exhibit 3.33

                         THE COMPANIES ACTS 1985 TO 1989

                        PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       of

                              NATURAL WATER LIMITED

1.    The name of the Company is NATURAL WATER LIMITED

2.    The Company's registered office is to be situated in Scotland

3.    The objects for which the Company is established are:

(A) To carry on in Scotland and elsewhere all or any of the businesses of a mineral water production company in all its branches; to act as extractors, producers, purifiers, bottlers, packers, importers, exporters, wholesalers, retailers, merchants, brokers, suppliers, distributors, distributors, agents for and dealers in mineral water of all and every description; to deal in water purification and bottling equipment and machinery and all components, spare parts, supplies and requisites of all kinds capable of being used, either directly or indirectly, in connection with the foregoing and act as water purification and treatment specialists, consultants, engineers and contractors, pump and hydraulic engineers, mechanical, electrical and general engineers and contractors and to provide services of all kinds which may be required, directly or indirectly, in connection with the foregoing; to act as general merchants and traders and to undertake, perform and carry out all kinds of commercial, trading and financial operations and to buy, sell and deal in articles and things of all kinds necessary or useful for the purposes of the aforementioned businesses, or any of them, or which may seem capable of being profitably dealt with in connection with any of such businesses or likely to be required by customers of or persons having dealings with the Company.

(B) To carry on any other trade or business which may seem to the Company capable of being conveniently carried on in connection with the objects specified in Sub-Clause (A) hereof or calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company.

(C) To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licenses, secret processes, machinery, plant, stock-in trade and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business or any branch or department thereof.


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(D)   To borrower or raise or secure the payment of money in such manner as the
      Company shall think fit for the purpose of or in connection with the Company's business, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society.

(E) For the purposes of or in connection with the business of the Company to mortgage and charge the undertaking and all or any of the real and personal property and assets, present and future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance. To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

(F) To give indemnity for, or the guarantee, support or secure the performance of all or any of the obligations of any person or company whether by personal covenant or by mortgage, charge or lien on the whole or any part of the undertaking, property and assets of the Company both present and future including its uncalled capital or by all or any of such methods; and in particular, but without limiting the generality of the foregoing, to give indemnity for, or to guarantee, support or secure whether by personal covenant or by any such mortgage, charge, or lien, or by all or any of such methods, the performance of all or any of the obligations (including the repayment or payment or the principal and premium of and interest on, any securities) of any company which is for the time being the Company's Holding or Subsidiary company as defined by Section 736 of the Companies Act 1985 or otherwise associated with the Company in business.

(G) To receive money on deposit or loan upon such terms as the Company may approve and to guarantee the obligations and contracts of any person or corporation.

(H) To apply for, purchase or otherwise acquire and hold, use, develop, sell, license or otherwise dispose of or deal with patents, copyrights, designs, trade marks, brevets d'invention and concessions and the like and any interest therein.

(I) To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiate instruments.

(J) To invest and deal with the monies of the Company not immediately required for the purposes of its business or securities in or upon such investments, and in such manner as may from time to time be determined.


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(K)   To form, promote, finance or assist any other company whether for the purpose of acquiring all or any of the undertaking, property and assets of the company or for any other purpose which may be considered expedient.

(L) To sell, improve, manage, develop, turn to account, exchange, let on rent, grant royalty, share of profits or otherwise, grant licenses, easements and other rights in or over and in any other manner deal with or dispose of the undertakings and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

(M) To subscribe for, purchase or otherwise acquire and hold shares, stock, debentures or other securities of any other company.

(N) To establish and maintain or procure the establishment and maintenance of any noncontributory or contributory pension or superannuation or funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company's Holding or Subsidiary Company as defined by Section 736 of the Companies Act 1985, or otherwise associated with the Company in business or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependents of any such persons, and also to establish and subsidize or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful objects and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(O) To pay for any property or rights acquired by the Company, either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

(P) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company either in cash, by installments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation or partly in one made and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.


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(Q)   To enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concession or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as directly or indirectly to benefit this Company, and to acquire and hold, sell, deal with or dispose of any shares, stock or securities of or other interests in any such company, and to guarantee the contracts or liabilities of, subsidize or otherwise assist, any such company.

(R) To acquire, purchase, take over and undertake part or all of the business, property, assets and liabilities and transactions of any firm, person or company carrying on any business which this Company is authorized to carry on or which can be carried on in conjunction therewith or is capable of being conducted so as directly or indirectly to benefit the Company or to advance its interests generally.

(S) To distribute among the members in specie any property of the Company or any proceeds of sale or disposal of any property of the Company but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(T) Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable) to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1) (a) of the Act for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act.

(U) To do all or any of the above things in any part of the world either alone or in conjunction with others and either as principals, agents, contractors, trustees or otherwise and either by or through agents, contractors, trustees or otherwise.

      And it is hereby declared that, save as otherwise expressly provided, each of the paragraphs of this Clause shall be regarded as specifying separate and independent objects and accordingly shall not be in anywise limited by reference to or inference from any other paragraph or the name of the Company and the provisions of each such paragraph shall, save as aforesaid, be carried out in as full and ample a manner and construed in as wide a sense as if each of the paragraphs defined the objects of a separate and distinct company.

4.    The liability of the members is limited.

5. The share capital of the Company is(pound)100 divided into 100 shares of(pound)1 each.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

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Names, Addresses and Descriptions of Subscribers    Number of Shares taken
                                                    of Subscribers
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STEPHEN MABBOTT
82 MITCHELL STREET
GLASGOW
G1 3NA

Company Registration Agent

PETER JOHN TRAINER
88a GEORGE STREET
EDINBURGH
EH2 3DF

Company Registration Agent

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DATED the 11-2-1994

Witness to the above Signatures:

JOANNE FAIRGRIEVE
88a GEORGE STREET
EDINBURGH
EH2 3DF

Company Registration Agent


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                              NATURAL WATER LIMITED
                      (Incorporated in Scotland No. 149165)

At an Extraordinary General Meeting of NATURAL WATER LIMITED held at Pacific House, 70 Wellington Street, Glasgow G2 6SB on 26th July 1994 the following resolution was duly passed as a Special Resolution:

                               SPECIAL RESOLUTION

THAT:-

(1) "the authorized share capital of the Company be and is hereby increased from (pound)100 to (pound)25,100 divided into 100 Ordinary Shares of (pound)1 each and 25,000 Redeemable Non-Voting Preference Shares of (pound)1 each ("the Preference Shares") by the creation of an additional 25,000 Preference Shares of (pound)1 each all having the rights and privileges and being subject to the restrictions contained in the Articles of Association of the Company adopted by paragraph (2) below.

(2) "the regulations contained in the document submitted to this Meeting and for the purposes of identification signed by the Chairman thereof as relative to this paragraph of this Resolution be and are hereby approved and adopted as the new Articles of Association of the Company in substitution for and to the exclusion of the existing Articles of Association of the Company."



                                           -------------------------------------
                                           Director